UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2021

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55697	46-2378100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 NE 29th Ave., Suite 700 - PMB# 348, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, Victoria Rudman resigned as the Company’s Interim Chief Executive Officer and was replaced by Robert Grinberg. Mr. Grinberg was also appointed to the Company’s board of directors. Ms. Rudman remains as the Company’s Chief Financial Officer and a director. Ms. Rudman had no disputes with the Company.

Robert Grinberg, 50. Mr. Grinberg began his professional career in the financial services industry in 1991. In 1997, he opened his own independent broker-dealer, Program Trading Corp. He further evolved his business model and became a private investor placing millions of dollars to work in various industries, from oil and gas, health care, logistics, biotech, to digital therapeutics. Robert has been privately financing companies since 2004. He has extensive knowledge of securities trading, private placements, and public financing.

In 2018 Mr. Grinberg, along with a group of investors, acquired a multi-level company in South Florida, Stemtech.com. with a sales force of over 30 thousand strong in more than twenty countries. That same year he and a group of investors formed a partnership with Sensi Magazine. Sensi publishes print and digital magazines, creates community events, and connects people in local markets with a focus on fun-loving, healthy lifestyles.

While the Company intends to enter into an employment agreement with Mr. Grinberg, it has not yet done so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated:	February 5, 2021	/s/ Victoria Rudman
Victoria Rudman, Interim Chief Executive Officer